Admiralty Holding Company Operations Update

Douglasville, GA, Thursday, October 26, 2006, Admiralty Holding Company (OTC BB: ADMH), (Admiralty), announced today that it will be posting information concerning the status of various company related items on its web site over the next several weeks. The first posting will be a brief status overview. This overview will be posted this week. Admiralty will continue to issue press releases as significant events occur and these updates are not intended to replace press releases or filings.

The company continues to operate normally and we are continuing to search for valuable artifacts off the east coast of Florida in permitted areas. Our web site is updated frequently concerning results of the work in this area.

Management believes it would be beneficial to our shareholders and other interested parties for us to more fully describe our ongoing activities and our future plans. We encourage all interested parties to visit our web site, www.admiraltycorporation.com, to review this additional information as well as other items of interest concerning the Company.

Forward-Looking Statements Caution:

This release contains “forward looking statements”. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based on expectations, estimates and projections that involve a number of risks and uncertainties (some of which are described in the Company's Annual Report for 2005 on Form 10-KSB filed with the SEC) which could cause actual results or events to differ materially from those anticipated. Admiralty does not undertake to update any of its forward-looking statements that may be made from time to time.

Company Contact:	Admiralty Holding Company
G. Howard Collingwood: COB & CEO
877-948-7327
Source: Admiralty Holding Company

Investor Resources Contact:	Joe Tully
Designated Marketing, LLC
972.731.5112
Fax: 972.731.5121
otcideas@gmail.com
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